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                                                            Exhibit 23.1



                          INDEPENDENT AUDITORS' CONSENT


                  We consent to the incorporation by reference in this Registration Statement of Diamond Offshore Drilling, Inc. on Form S-8 pertaining to the Diamond Offshore Defined Contribution Retirement Plan of our report dated February 4, 1997, appearing in the Annual Report on Form 10-K of Diamond Offshore Drilling, Inc. for the year ended December 31, 1996.




Deloitte & Touche LLP
Houston, Texas

March 4, 1997